UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2026

J.B. HUNT TRANSPORT SERVICES, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Arkansas	0-11757	71-0335111
(State or other Jurisdiction of	Commission File Number	(IRS Employer
Incorporation or Organization)		Identification No.)

615 J.B. Hunt Corporate Drive
Lowell, Arkansas	72745	(479) 820-0000
(Address of Principal Executive Offices)	(Zip Code)	(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.01 par value	JBHT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

In accordance with General Instruction B.2., the information contained in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act. J.B. Hunt Transport Services, Inc. (the “Company”) undertakes no obligation to update or revise this information.

ITEM 7.01.	REGULATION FD DISCLOSURE

On March 5, 2026, the Company issued a press release announcing that the Company’s common stock (the “Common Stock”) has been approved for dual listing with Nasdaq Texas, LLC (“Nasdaq Texas”). A copy of the press release is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

ITEM 8.01.	OTHER EVENTS

On March 5, 2026, the Company announced that it has applied and been approved to have its Common Stock dually listed with the newly established Nasdaq Texas securities exchange. The Company expects the listing and trading of the Common Stock on Nasdaq Texas to commence on March 6, 2026, under the symbol “JBHT.” The current principal listing of the Company’s Common Stock will remain on the Nasdaq Global Select Market tier of the Nasdaq Stock Market LLC under the symbol “JBHT.”

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

99.1	Press release

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on the 5th day of March, 2026.

J.B. HUNT TRANSPORT SERVICES, INC.

BY:	/s/ Shelley Simpson
Shelley Simpson
President and Chief Executive Officer (Principal Executive Officer)

BY:	/s/ A. Brad Delco
A. Brad Delco
Chief Financial Officer, Executive Vice President (Principal Financial Officer)